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                                                               EXHIBIT (a)(5)(C)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Cemex, S.A. de C.V.:

   We consent to the use of our reports included herein and to the reference to our firm in the Tender Offer Statement.

KPMG Cardenas Dosal S.C.

/s/ Rafael Gomez Eng
Rafael Gomez Eng

Monterrey, N.L., Mexico
October 3, 2000